EXHIBIT 99.1
National Western Life Group, Inc. Announces 2023 Third Quarter Earnings

Austin, Texas, November 8, 2023 ‑ Ross R. Moody, Chairman of the Board, President, and Chief Executive Officer of National Western Life Group, Inc. (Nasdaq: NWLI), announced today third quarter 2023 consolidated net earnings of $64.7 million, or $18.30 per diluted share of Class A Common Stock, compared with restated consolidated net earnings of $35.2 million, or $9.95 per diluted share of Class A Common Stock, for the third quarter ended September 30, 2022. For the nine months ended September 30, 2023, the Company reported consolidated net earnings of $106.7 million, or $30.17 per diluted share of Class A Common Stock, compared with $229.3 million, or $64.84 per diluted share of Class A Common Stock, a year ago. The Company's book value per share as of September 30, 2023 increased to $617.16.

In the quarters ended September 30, 2023 and 2022, the Company reported pretax earnings of $98.9 million and $44.9 million, respectively. Pretax earnings in the third quarter of 2023 benefited from a $25.7 million realized gain on the sale of a long-term investment asset as well as from a $19.4 million positive earnings adjustment to its fixed-index annuity product liabilities as a result of the Company's review of actuarial assumptions conducted annually in the third calendar quarter of each year.

The Company's reported results reflect the liability accounting required under the Accounting for Long-Duration Contracts ("LDTI") accounting standard effective in 2023. The Company's pretax earnings include a benefit of $29.4 million and $33.6 million for the quarters ended September 30, 2023 and 2022, respectively, for decreases in the Market Risks Benefits liability. Under LDTI, the Market Risk Benefits liability is determined based upon interest rate levels in effect at each respective reporting date with increases in interest rate levels producing decreases in the liability balance.

Commenting on the reported results, Mr. Moody noted, "In addition to reporting our financial results, it has been a very active and productive period for the Company as evidenced by our October 8th agreement to join Prosperity Life Group's organization through acquisition. While we continue to conduct our business operations in the normal course, we look forward to the merger being finalized in the first half of 2024 and combining resources with Prosperity Life Group's existing strong platform."

National Western Life Group, Inc. is the parent organization of National Western Life Insurance Company, which is the parent organization of Ozark National Life Insurance Company, both stock life insurance companies in aggregate offering a broad portfolio of individual universal life, whole life and term insurance plans, as well as annuity products. At September 30, 2023, the Company maintained consolidated total assets of $12.1 billion, consolidated stockholders' equity of $2.2 billion, and combined life insurance in force of $18.5 billion.

Caution Regarding Forward-Looking Statements:
This press release contains statements which are or may be viewed as forward-looking within the meaning of The Private Securities Litigation Reform Act of 2005. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks, and uncertainties. These risks and uncertainties also include, (1) the timing of completion of the proposed merger (the "Proposed Transaction") contemplated by the Company's October 8, 2023 merger agreement (the "Merger Agreement") with S. USA Life Insurance Company, Inc. ("S.USA") and its direct wholly owned subsidiary ("PGH Merger Inc.") is uncertain; (2) the conditions to the closing of the Proposed Transaction may not be satisfied; (3) regulatory approvals required for the Proposed Transaction may not be obtained, or required regulatory approvals may delay the Proposed Transaction or result in the imposition of conditions that could have a material adverse effect on the Company or S.USA or cause certain conditions to the closing to not be satisfied, which could result in the termination of the Merger Agreement; (4) the business of the Company or S.USA could suffer as a result of uncertainty surrounding the Proposed Transaction; (5) events, changes or other circumstances could occur that could give rise to the termination of the Merger Agreement; and there are risks related to disruption of management's attention from the ongoing business operations of the Company or S.USA due to the Proposed Transaction; (6) the announcement or pendency of the Proposed Transaction could affect the relationships of the Company or S.USA with its clients, and operating results and business generally, including our ability to retain and attract employees; (7) the outcome of any legal proceedings initiated against the Company or S.USA following the announcement of the Proposed Transaction could adversely affect the Company or S.USA, including their ability to consummate the Proposed Transaction; and (8) the Company or S.USA mat be adversely affected by other economic, business, and/or competitive factors as well as management's response to any of the factors described in this paragraph. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. The Company does not undertake any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company and/or any person acting on its behalf are expressly qualified in their entirety by this section.

National Western Life Group, Inc.
News Release - Page 2

Summary of Consolidated Financial Results (Unaudited)
(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Revenues, excluding investment and index option gains (losses)	$150,462	153,962	464,259	481,558
Realized and unrealized gains (losses) on index options	(19,655)	(12,550)	5,246	(89,173)
Realized gains on investments	25,883	745	25,976	6,305
Total revenues	156,690	142,157	495,481	398,690

Benefits and expenses:
Life and other policy benefits	26,557	27,768	83,435	87,481
Policy benefit remeasurement (gains) and losses	8,360	9,827	8,360	9,827
Market risk benefits expense	(29,439)	(33,571)	6,733	(150,069)
Amortization of deferred transaction costs	20,326	21,613	63,600	67,549
Universal life and annuity contract interest	(10,417)	42,235	52,742	2,466
Other operating expenses	42,430	29,387	129,556	92,290
Total benefits and expenses	57,817	97,259	344,426	109,544

Earnings before income taxes	98,873	44,898	151,055	289,146
Income tax expense	34,148	9,710	44,392	59,869
Net earnings	$64,725	35,188	106,663	229,277

Net earnings attributable to Class A shares	$62,895	34,193	103,647	222,793

Diluted Earnings Per Class A Share	$18.30	9.95	30.17	64.84

Diluted Weighted Average Class A Shares	3,436	3,436	3,436	3,436

			September 30,	December 31,
			2023	2022

Book value per share			$617.16	602.56
Less: Per share impact of accumulated other comprehensive income (loss)			(146.23)	(131.52)
Book value per share, excluding accumulated other comprehensive income (loss) *			$763.39	734.08

*
Book value per share excluding accumulated other comprehensive income (loss) is a non-GAAP financial measure. Accumulated other comprehensive income (loss) totaled $(531.7) million at September 30, 2023 and $(478.2) million at December 31, 2022. Since accumulated other comprehensive income (loss) fluctuates from quarter to quarter due to unrealized changes in the fair value of investments caused primarily by changes in market interest rates, National Western Life Group, Inc. believes this financial measure provides useful supplemental information.

Investor Relations Contact:
Brian M. Pribyl - Senior Vice President, Chief Financial Officer and Treasurer
(512) 836-1010
bpribyl@nwlic.com
www.nwlgi.com